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                                                                    EXHIBIT 10.6


                             DATED 30th January 1997


                                 (1) MEDEVA PLC

                            (2) EVANS MEDICAL LIMITED

                        (3) PEPTIDE THERAPEUTICS LIMITED

                       (4) PEPTIDE THERAPEUTICS GROUP PLC


                             ----------------------


                                 SALE AGREEMENT


                             ----------------------


                                  Stringer Saul
                                  Marcol House
                                293 Regent Street
                                 London W1R 7PD

Date: 30th January 1997


Parties:


(1) MEDEVA PLC whose registered office is at 10 St James's Street, London SW1A 1EF ("Medeva")


(2) EVANS MEDICAL LIMITED whose registered office is at Evans House, Regent Park, Kingston Road, Leatherhead, Surrey KT22 7PQ ("the Vendor")


(3) PEPTIDE THERAPEUTICS LIMITED whose registered office is at 321 Cambridge Science Park, Milton Road, Cambridge CB4 4WG ("the Purchaser")


(4) PEPTIDE THERAPEUTICS GROUP PLC whose registered office is at 321 Cambridge Science Park, Milton Road, Cambridge CB4 4WG ("Peptide")


Recitals:


A The Vendor carries on, inter alia, research and development into the delivery of vaccine antigens at its premises at Imperial College.


B The Vendor wishes to sell and the Purchaser wishes to purchase the rights of the Vendor in technology associated with the delivery of certain of such vaccine antigens on the terms and conditions set out herein.


C        The Vendor is a wholly-owned subsidiary of Medeva.


D        The Purchaser is a wholly-owned subsidiary of Peptide.


Operative provisions:

1        Interpretation

1.1      In this Agreement including the Schedules:

1.1.1 the following words and expressions have the following meanings, unless they are inconsistent with the context:

         "AFFILIATE"                   in respect of any party means any
                                       holding company of that party or a
                                       subsidiary of that party or any company
                                       directly or indirectly in common
                                       ownership with that party to the extent
                                       of more than fifty per cent. (50%) of
                                       its shares or stock having the power to
                                       vote at a general meeting (or
                                       equivalent) being owned by that party or such holding company and the terms
                                       "holding company" and "subsidiary" shall have the meaning attributed to them by the Companies Act

                                       1985 as amended by the Companies Act
                                       1989.



         "ASSETS" the assets (or rights in respect of assets) of the Vendor to be purchased by the Purchaser as described in clauses
                                       2.1 to 2.4.

         "COMPLETION"                  completion of the acquisition of the
                                       Assets in accordance with clause 5.

         "CONSIDERATION"               the consideration for the sale of the
                                       Assets as specified in clause 4.1.

         "DANBIOSYST AGREEMENT"        an agreement between Danbiosyst UK
                                       Limited and Medeva Europe Limited
                                       dated 5 October 1995.

         "DISCLOSURE BUNDLE"           the documents and the information
                                       contained in such documents as are
                                       annexed to the Disclosure Letter or are
                                       referred to or specified in the
                                       Disclosure Letter or such documents.

         "DISCLOSURE LETTER"           the disclosure letter of today's
                                       date from the Vendor to the Purchaser
                                       with reference to clause 18 and Schedule
                                       2.

         "DOSSIERS"                    any material within the possession of
                                       the Vendor (and not subject to any
                                       obligation of confidentiality to any
                                       third party) which is included within
                                       the Vendor's United States IND
                                       application in respect of CVD 908.


         "DUE DATE"                    the first anniversary of the Effective
                                       Date.

         "DUNDEE AGREEMENT"            such agreement as might be entered
                                       between The Wellcome Foundation Limited
                                       or its successors and the University
                                       of Dundee as contemplated in the
                                       "Dundee Letter" (as defined in the
                                       Disclosure Letter).

         "DISCLOSURES"                 the disclosures set out in the
                                       Disclosure Letter and the Disclosure
                                       Bundle.

         "EFFECTIVE DATE"              the close of business on the date
                                       of Completion.

         "EXCLUDED ASSETS"             all assets of the Vendor other
                                       than those specifically identified
                                       herein as the Assets.

         "HUMAN VACCINE FIELD"         shall have the meaning ascribed to it
                                       in the Wellcome Agreement.

         "HEPATITIS FIELD"             the treatment or prophylaxis of viral
                                       hepatitis and all and any products
                                       processes technology and services as
                                       relate thereto or are of application
                                       therefor.

         "IMPERIAL COLLEGE"            Imperial College of Science Technology
                                       and Medicine at Exhibition Road London
                                       SW7

         "INFLUENZA PROJECT"           the Influenza project which relates to
                                       the development of technology falling
                                       within the scope of patents []*

         "INTELLECTUAL PROPERTY        any and all interest whether
          RIGHTS"                      legal or beneficial arising under the
                                       laws of England or elsewhere in letters
                                       patent, copyright, design right, rights
                                       in confidentiality, trade mark rights
                                       and any other analogous rights,
                                       applications for any of the foregoing
                                       (and the right to make such
                                       applications).

         "KNOW-HOW"                    the technical information of the Vendor
                                       to be assigned or licensed hereunder to
                                       the Purchaser which know-how is
                                       necessary to enable the Purchaser to
                                       enjoy the benefits conferred upon it
                                       under this Agreement in respect of the
                                       `A' `B' `C' and `D' Patents, and where
                                       such Know-How is described as `A', `B'
                                       `C' or `D' Patent Know-How it is all
                                       such Know-How which relates to the `A'
                                       `B' `C' or `D' Patents respectively.

         "LEASEHOLD PROPERTY"          the leasehold premises owned and
                                       occupied by the Vendor at Imperial
                                       College.

         "LEASE" the lease or underlease under which the Leasehold Property is held.

         "MARYLAND AGREEMENT"          an agreement between Medeva and
                                       University of Maryland at Baltimore
                                       dated 20 September 1994.

         "PATENTS"                     the `A' Patents the `B' Patents the `C'
                                       Patents and the `D' Patents collectively and in respect of `A', `B', `C' and `D'
                                       Patents referred to

----------

* This portion of the Exhibit has been omitted pursuant to a request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The Complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

                                       below any other patents claiming
                                       priority from the patents so listed or
                                       which are in respect of the same
                                       invention as the patents so listed
                                       including any continuation, continuation in part or divisional patents or applications.

         "`A' PATENTS"                 the patents and patent applications as
                                       listed in Part A of Schedule 1

         "`B' PATENTS"                 the patents and patent applications
                                       listed in Part B of Schedule1.

         "`C' PATENTS"                 the patents and patent applications
                                       listed in Part C of Schedule 1.

         "`D' PATENTS"                 the patents listed in Part D of Schedule
                                       1

         "`D' FIELD"                   the use of protein carriers for antigens
                                       for mucosal delivery other than in
                                       respect of []* infections.

         "PROJECT MEETINGS"            those meetings as described in clause
                                       6.11

         "REGULATIONS"                 the Transfer of Undertakings (Protection
                                       of Employment) Regulations 1981.

         "STOCKS" samples of all strains and recombinant DNA constructs necessary for the use of the technology within the VR Field being the property of the Vendor or its Affiliates and being in the Vendor's possession (save in particular for those materials and consumables related to the Hepatitis Field).

         "STOCK EXCHANGE"              The International Stock Exchange of the
                                       United Kingdom and the Republic of
                                       Ireland Limited.
----------

* This portion of the Exhibit has been omitted pursuant to a request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The Complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

         "VR FIELD"                    the technology within the scope
                                       of the `A' Patents, the Human Vaccine
                                       Field, the `D' Field and any
                                       improvements thereto or developments
                                       thereof, but excluding in every case the Hepatitis Field

         "VR PROJECTS"                 the following development projects:
                                       mucosal vaccines for the prevention or
                                       treatment of []*

         "WARRANTIES"                  the warranties and representations of
                                       the Vendor contained in this Agreement
                                       including those set out in Schedule 2 of this Agreement.

         "WARRANTY CLAIM"              any claim by the Purchaser against the
                                       Vendor for breach of any of the
                                       Warranties.

         "WELLCOME AGREEMENT"          an agreement dated 17 January 1991 and
                                       between The Wellcome Foundation
                                       Limited ("TWFL"), the Vendor, Medeva,
                                       and Wellcome Plc together with all
                                       schedules thereto and the Side Letter
                                       comprising the reservations to the
                                       Patent Agreement and the Technology
                                       Agreement both dated 10 April 1991,
                                       and the subsequent assignment and
                                       separate licence documents both dated
                                       May 1994 and between TWFL, Burroughs
                                       Welcome Co. and the Vendor, and the
                                       reservations attached thereto.

1.1.2 all references to a statutory provision or enactment shall be construed as including references to:

1.1.2.1 any statutory modification, consolidation or re-enactment (whether before or after today's date) for the time being in force;

1.1.2.2  all regulations or orders made pursuant to it;

1.1.2.3 any statutory provision of which it is a consolidation, re-enactment or modification;

1.1.3 except where the context otherwise requires, words denoting the singular include the plural and vice versa; words denoting any gender include all genders; words denoting persons include firms and corporations and vice versa;

----------

* This portion of the Exhibit has been omitted pursuant to a request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The Complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

1.1.4    unless otherwise stated, a reference to a clause, sub-clause or
         Schedule is a reference to a clause or a sub-clause of, or a Schedule to, this Agreement;

1.1.5 clause headings are for ease of reference only and do not affect the construction of this Agreement.

1.1.6    Where clauses or paragraphs in this Agreement or the Schedules contain the expression "....to the best of the knowledge and belief of...." or
         "....so far as....is/are aware...." or phrases having a similar meaning or effect, they shall be deemed to be followed by the words "....having made all due and careful enquiries of officers and employees of the Vendor and its Affiliates and without making enquiry of any third party(ies)...." in every case.

2        Agreement for Sale

2.1 Subject to the terms and conditions of this Agreement, and in particular clause 2.2 below:

2.1.1 the Vendor hereby assigns to the Purchaser the `A' Patents and the `A' Patent Know-How;

2.1.2 the Vendor hereby grants to the Purchaser an exclusive world wide royalty free sub-licence within the Human Vaccine Field (terminable only as provided in clauses 2.8 to 2.12) of the Vendor's rights under the `B' Patents and the `B' Patent Know-How in so far as is necessary to enable the Purchaser to enjoy the benefits conferred upon it in respect of the `B' Patents, subject to any restrictions and reservations thereon contained in the Wellcome Agreement and the Maryland Agreement;

2.1.3 the Vendor hereby grants to the Purchaser a non-exclusive world wide royalty free sub-licence within the Human Vaccine Field (terminable only as provided in clauses 2.8 to 2.12) of the Vendor's rights under the `C' Patents to the extent necessary to enable the Purchaser to exercise the inventions the subject-matter of the `A', `B', or `D' Patents or the New Applications without infringing the `C' Patents and the `C' Patent Know-How in so far as is necessary to enable the Purchaser to enjoy the benefits conferred upon it in respect of the `C' Patents, subject to any restrictions and reservations thereon contained in the Wellcome Agreement and the Maryland Agreement;

2.1.4 the Vendor hereby grants to the Purchaser a non-exclusive world wide royalty free licence within the `D' Field (terminable only as provided in clauses 2.8 to 2.12) of the Vendor's rights under the `D' Patents to the extent only that such licence is necessary to enable the Purchaser to work within the `D' Field without infringing the `D' Patents and the `D' Patent Know-How insofar as is necessary to enable the Purchaser to enjoy the benefits conferred upon it in respect of the `D' Patents, subject to any restrictions and reservations therein contained in the Wellcome Agreement and the Maryland Agreement.

2.2 The assignments licences and sub-licences pursuant to clause 2.1 above shall be subject in each and every case to the grant by the Purchaser to the Vendor of, and the Purchaser hereby grants to the Vendor, an exclusive world wide irrevocable royalty-free licence (including the right to sub-license) for all purposes in the Hepatitis Field.

2.3      The Vendor shall transfer to the Purchaser the Stocks.

2.4 The Vendor shall within sixty (60) days of the Effective Date supply the Dossiers to the Purchaser.

2.5 The Purchaser shall acquire no rights of whatsoever nature to the Excluded Assets.

2.6 Where title to any of the Assets lies with an Affiliate of the Vendor the Vendor covenants to procure the transfer and assignment of title to such Assets in accordance with the terms of this Agreement. In respect of any such Assets the Vendor shall be responsible for payment of such proportion of the consideration payable hereunder in respect of those Assets to its relevant Affiliates and no additional consideration shall be payable by the Purchaser in respect thereof to such Affiliate.

2.7 The licences and/or sub-licences hereby granted to the Purchaser in respect of the Patents and the Know-How shall remain in full force and effect subject to clauses 2.8 to 2.12 until the expiration of the relevant `B', `C' or `D' Patent in question.

2.8 The Vendor may terminate any or all licences or sub-licences granted under this Agreement in respect of the Patents and/or the Know-How by notice in writing to the Purchaser if the Purchaser or any sub-licensee of the Purchaser is in material breach of the terms of this Agreement including without limitation upon exploitation of any `B' Patent or `C' Patent or of any `B' Patent Know-How or `C' Patent Know-How outside the Human Vaccine Field or in contravention of any restrictions or reservations thereon contained in the Wellcome Agreement or the Maryland Agreement by the Purchaser or at the Purchaser's behest, or any exploitation of any `D' Patent outside the `D' Field, or any exploitation of any Patent or any of the Know-How within the Hepatitis Field by the Purchaser or at the Purchaser's behest provided that the Vendor has notified the Purchaser of its objection to such breach and the Purchaser has not remedied such breach within 45 days of such notice.

2.9 The Vendor may terminate all licences or sub-licences granted under this Agreement in respect of the Patents or Know-How forthwith upon notice if the Purchaser shall become insolvent or if a receiver, administrator, manager or similar officer shall be appointed in respect of the whole or substantial part of its assets or if any order shall be made or a resolution passed for winding-up the Purchaser (other than a resolution for a members' voluntary winding-up of the Purchaser for the purpose of a bona fide amalgamation or reconstruction).

2.10 Any or all licences or sub-licences granted under this Agreement in respect of the Patents and/or the Know-How shall determine expire or be revoked upon the termination expiry or revocation of any licence or sub-licence pursuant to which the Vendor has granted rights to the Purchaser hereunder.


2.11 If the Purchaser shall have failed for any reason whatsoever to pay any amount due and payable and not the subject of any bona fide dispute under and in accordance with the terms of this Agreement this Agreement and any and all licences or sub-licences granted hereunder shall upon 7 days written notice by the Vendor terminate forthwith unless otherwise agreed by the parties.


2.12 The Purchaser shall not itself act nor omit to act, nor procure nor allow any other person to act nor omit to act, in any way prejudicial to the Patents or the grant of patents the subject of applications comprised in the Patents or any licences held by the Vendor or its Affiliates under the Patents, and without limiting or restricting the Purchaser's legal rights to challenge any patent, the Vendor may terminate any of the licences or sub-licences granted hereunder to the Purchaser should the Purchaser act in contravention of this clause 2.12.


3        Tangible know how


3.1 The parties agree and recognise that only a portion of the Know-How to be assigned or licensed hereunder has been reduced to tangible form. Such tangible `A', `B', `C' and `D' Patent Know-How shall be transferred to the Purchaser within a period of two years and in accordance with a schedule to be agreed by the parties. The Know-How that can be and has not at the date of this Agreement been reduced to tangible form, shall be reduced to a tangible form as soon as is reasonably practicable and transferred to the Purchaser in accordance with a Schedule as the Purchaser may reasonably request and which the Vendor shall use its reasonable endeavours to agree provided always that the Vendor shall subject to clauses 5.5 and 21 be entitled to use and retain duplicate copies of all Know-How.


3.2 The duplicate copies of all Know-How retained by the Vendor under the provisions of clause 5.5 shall be held securely by the Vendor and the Vendor shall take all reasonable precautions to keep the `A' Patent Know-How and the `B' Patent Know-How confidential for a period of five
         (5) years from the date hereof.


3.3 The Vendor's obligations under this clause 3 shall be deemed part of and shall be subject always to the limitations on the Vendor's obligations contained in clause 3 of the secondment agreement of today's date entered between the Vendor and the Purchaser ("the Secondment Agreement"), and shall otherwise be conducted in accordance therewith.

4        Payments

4.1 The Consideration for the sale by the Vendor of the Assets shall be one million pounds sterling ((L)1,000,000) which shall be paid by the Purchaser in sterling in cash in one lump sum upon Completion.

4.2 The Funding Contribution as referred to in clause 13 shall be one million pounds sterling ((L)1,000,000) which shall be paid by the Purchaser in two equal annual instalments, each of which instalments shall be five hundred thousand pounds ((L)500,000) payable in sterling in cash with the first instalment payable in one lump sum upon Completion and the second instalment payable in one lump sum upon the Due Date.

4.3 The IP Management Fee as referred to in clause 11 shall be one million pounds sterling ((L)1,000,000) which shall be paid by the Purchaser in two equal annual instalments, each of which instalments shall be five hundred thousand pounds ((L)500,000) payable in sterling in cash with the first instalment payable in one lump sum upon Completion and the second instalment payable in one lump sum upon Due Date.

4.4 All payments under this Agreement or contemplated hereunder, including, but not limited to any payments made by the Vendor in respect of persons employed by the Purchaser and seconded to the Vendor as referred to in clause 6.5.1 shall be exclusive of any Value Added Tax or any tax or charge levied in substitution therefor, which shall be payable in addition to such payments contemporaneously therewith.

4.5 All amounts payable to the Vendor by the Purchaser shall be paid by way of telegraphic transfer to National Westminster Bank Plc, PO Box 34, 15 Bishopsgate, London EC2P 2AP, Sort Code 50-00-00, []*

4.6 The Purchaser shall upon completion provide the Vendor with an executed Bill of Exchange, drawn by the Vendor on and accepted by Barclay's Bank ("the Bank") in a form reasonably satisfactory to the Vendor in respect of and in the amount of the second instalments of both the Funding Contribution and the IP Management Fee, totalling one million pounds sterling ((L)1,000,000) payable by the Bank on demand on the Due Date or at any time thereafter.

5        Completion

5.1 The sale and purchase shall be completed immediately upon exchange of this Agreement when all the matters set out in this clause 5 shall be effected.

5.2 The Vendor shall deliver to the Purchaser, at the offices of Medeva or such other address as the parties may agree, such of the Assets as are capable of being transferred by delivery.

5.3 The Vendor shall cause to be delivered or (if so requested by the Purchaser) made available to the Purchaser such documents in agreed form as are reasonably required by the Purchaser to complete the sale and purchase of the Assets.

5.4 The parties (as appropriate) shall enter into and exchange certified Board Minutes evidencing the approval of this Agreement and the other documents and transactions

----------

* This portion of the Exhibit has been omitted pursuant to a request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The Complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

         hereby contemplated and duly authorising the signing thereof by the representatives of the parties.

5.5 In addition to the specific rights set out in clause 21, the Purchaser shall permit the Vendor on reasonable notice to inspect and take copies of all or any of the original documents delivered to the Purchaser pursuant to clauses 5.2 and 5.3. Such rights of inspection and copying shall continue for a period of seven (7) years from the Effective Date. Where by reason of any statutory provision or regulation the Vendor is required to retain the originals of any documents or records which relate to the Patents and/or the Know-How the Vendor may retain such documents or records and to fulfil its obligations in respect of the above by delivering to the Purchaser copies of all such documents and records and providing to the Purchaser the same rights to inspect and take copies as are provided to the Vendor under this clause 5.5.

5.6 Upon completion of the matters referred to above the Purchaser shall pay the amounts specified in clause 4 in accordance therewith and shall deliver to the Vendor the irrevocable letter of credit pursuant to clause 4.6 above.

6        Continuing development

6.1 The parties acknowledge and agree that it is in their best interests to pursue development programmes for proposals or projects currently existing and/or associated with the Assets. The Development Projects shall comprise:

6.1.1    the VR Projects; and,

6.1.2    the New Applications (as defined in clause 6.3.1 below).

6.2 The Purchaser hereby undertakes to use all reasonable endeavours diligently and expeditiously to pursue and develop, whether directly or indirectly, and/or to procure the pursuit and development of, up to and including clinical proof of principle stage, the Development Projects. Progress in respect thereof shall be reviewed and monitored at Project Meetings. The Purchaser shall agree with the Vendor a programme of development regarding each of the Development Projects and the Purchaser shall pursue and develop each Development Project diligently.

6.3 In performing its obligations under clause 6.2 the Purchaser shall throughout the term of this Agreement and for so long as the Assets remain capable of use or exploitation:

6.3.1 seek and pursue, to the extent agreed at Project Meetings or to the extent the Purchaser believes it to be commercially sound, novel or unexploited products, processes, or technology or new uses or applications thereof or any means of delivery of any of the aforementioned, using or incorporating the Assets whether or not in combination with or within such other products processes technology and know-how at the disposal of the Purchaser, other than the Assets (such novel or unexploited products, processes, services or technology being "New Applications").

         All New Applications shall be deemed included and comprised in Development Projects; and,

6.3.2 utilise, to the extent agreed at Project Meetings or to the extent the Purchaser believes it to be commercially sound, all products, processes, technology and know-how at its disposal, whether at the Effective Date or at any time thereafter coming under its ownership or control or otherwise being at its disposal.

6.4 The Purchaser hereby undertakes to notify the Vendor in writing of any New Application (including any commencement of a further Phase in any clinical development thereof) no later than the first Project Meeting following the same being identified, developed or discovered. The Purchaser shall give the Vendor further notice as soon as reasonably practicable should the Purchaser intend to commercialise any New Application or should the Purchaser be approached by any third party with a view to such commercialisation. The Purchaser shall give the Vendor first option to negotiate in good faith over the rights to such commercialisation. If the Vendor does not wish to take up such rights or terms cannot be agreed in good faith between the Purchaser and the Vendor, the Purchaser shall be entitled to offer such rights to a third party (subject to the other terms of this Agreement) provided that the terms upon which the rights are offered to the third party, would not be, if they were offered to the Vendor, more favourable to the Vendor than the terms which were offered to the Vendor. If no agreement is reached with any such third party, then upon the rights to such New Application being further offered for commercialisation at any later stage of development the Purchaser shall be obliged to offer such rights to the Vendor on a first option basis. In furtherance of the above the Purdhaser shall provide the Vendor in confidence with relevant and adequately detailed information regarding any New Application to enable the Vendor to evaluate the New Application and consider whether and upon what terms it wishes to enter into good faith negotiations with the Purchaser for the commercialisation of the New Application. In all dealings in relation to this clause the parties shall act in a timely fashion. Upon the Vendor's request, the Purchaser shall enter such good faith negotiations with the Vendor as contemplated by this clause.

6.5 In consideration of the Funding Contribution payable by the Purchaser, the Vendor shall in conjunction with the Purchaser assist in the pursuit and development of the Development Projects for a period of two
         (2) years from the Effective Date, unless agreed otherwise. Such assistance by the Vendor shall be deemed part of and shall be subject always to the limitations on the Vendor's obligations contained in clause 3 of the Secondment Agreement, and shall otherwise be conducted in accordance therewith and shall include, but not be limited to:

6.5.1 at the Purchaser's cost in all things the secondment to the Vendor on the terms of the Secondment Agreement of up to three (3) or, with the agreement of the Vendor, four (4) employees of the Purchaser ("the VR Employees") being persons relevantly and adequately qualified to such an extent that they could effectively work on the Development Projects unsupervised . The VR Employees are subject to the approval of Dr S Chatfield, and shall be deployed by the Vendor in the Leasehold Property to conduct and undertake the pursuit and development of the Development Projects;

6.5.2 dedicating as the Vendor considers appropriate suitably qualified personnel to work in conjunction with the VR Employees in undertaking the pursuit and development of the Development Projects; and,

6.5.3 agreeing with the Purchaser the programmes of development in respect of the Development Projects.

6.6 In addition to the Funding Contribution the Purchaser shall indemnify and keep indemnified the Vendor against any and all costs expenses or liability suffered or incurred by the Vendor associated with the secondment to the Vendor of the VR Employees. In the event that any of the VR Employees are dismissed or deemed to be dismissed by the Vendor at any time during or at the end of the period of their secondment with the Vendor, then the Purchaser will indemnify the Vendor against all and any claims for unfair dismissal, redundancy payments, wrongful dismissal, breach of contract and any claims for sex discrimination or race discrimination arising out of the unfair dismissal claims, such indemnity to include any monies paid to the VR Employees to settle the claims or as a result of awards of damages, compensation, protective or additional awards; the indemnity shall also cover all legal costs and expenses reasonably incurred by the Vendor in relation to settling, contesting and dealing with any such claims.

6.7 Pursuant to the indemnity in clause 6.6 above, the Purchaser shall reimburse the Vendor against invoices on a monthly basis for any costs reasonably incurred by the Vendor in relation to the VR Employees.

6.8 In respect of each of the VR Projects, unless the Purchaser shall have taken substantial and effective steps to pursue and confirmed its intention to pursue any such of the VR Projects within a period of twenty four (24) months from the Effective Date, then the Vendor shall have the right to acquire from the Purchaser such VR Project together with those rights granted to the Purchaser hereunder as are required to develop or work such VR Project on terms and conditions as might reasonably be agreed between the parties.

6.9 The extent of assistance and support to be provided by the Vendor whether through the services of the VR Employees or otherwise shall be in respect only of those aspects of the Development Projects which can be reasonably conducted and completed at the Vendor's laboratory at the Leasehold Property. Any development or other support, including clinical trials production, shall be conducted in accordance with clause 6.10 below.

6.10 The Vendor shall provide to the Purchaser technical development support including, where relevant clinical trials production, (subject to the Vendor's production commitments) in respect of any vaccines which the Purchaser may have under development, or which might be discovered by or come under the control of the Purchaser, and such development support shall be solely at the Purchaser's expense, at a cost to be agreed between the parties prior to the Vendor affording such development support. It is the intention of the parties that the cost of such development support and the terms upon which it will be provided by the Vendor will be the subject of a Development Agreement between the parties on terms to be negotiated and finalised when appropriate.

6.11 The Vendor and the Purchaser shall convene and attend through their nominees development review meetings ("Project Meetings") regularly but no less frequently than every six months during the term of this Agreement. Project Meetings shall have the purpose of:

6.11.1 the compilation and agreement of programmes of development for each Development Project;

6.11.2 the review and monitoring of the progress or status of each Development Project including, but not limited to, New Applications;

6.11.3   attending to such other matters as the Project Meetings might decide.

6.12 Each party may nominate at any one time two nominees to attend Project Meetings. The two nominees of the Vendor (currently Dr S Chatfield and Dr P Cozens) and the two nominees of the Purchaser (currently Mr N Higgins and Dr P Laing) shall constitute the first Project Meeting. The said nominees shall by agreement set the agenda for each meeting and shall be free to invite the attendance of such personnel of the Vendor or Purchaser as they see fit. The Vendor and the Purchaser shall consider and discuss within the Project Meetings such matters as either party may think relevant regarding the seeking and pursuit of New Applications and Development Projects, the Influenza Project and the utilisation of the Assets, and strive to reach agreement in respect thereof. Failing agreement, and having provided reasonable justification for not agreeing, the Purchaser shall be responsible for development decisions in respect of the Development Projects, and the Vendor shall be responsible for development decisions in respect of the Influenza Project.

7        Influenza Project

7.1 In respect of the Influenza Project the Purchaser acknowledges and agrees that the Vendor shall retain control of and continue the development of such project, unless and until such project is terminated, either because they have been successful or because the Vendor no longer wishes to proceed with them.

7.2 In the event that an Influenza Project is successfully completed the benefits arising from such exploitation shall be dealt with pursuant to clauses 14.3 and 14.4. The Vendor shall be entitled to utilise an appropriate portion of the Funding Contribution in the carrying out of the Influenza Project.

7.3 The Purchaser hereby acknowledges and agrees that the Vendor has and shall retain at all times (subject to the grant back provisions of clause 14.4), all rights in and to the Influenza Project and any and all products, processes and technology that might be comprised therein or arise as a result of the pursuit or development thereof and, for the avoidance of doubt, the Purchaser shall obtain no rights of whatsoever nature in the Influenza Project, regardless of any input or assistance it might provide in the pursuit or development thereof, other than in respect of any express rights to which it might be entitled in accordance with clause 14.3 or 14.4 hereof.

7.4 The Purchaser hereby grants irrevocably to the Vendor or its nominee the first option to the exclusion of any other person to acquire from the Purchaser the exclusive rights to market any and all Influenza products, processes or technology (other than in respect of the Influenza Project) developed acquired or controlled by the Purchaser, whether or not the same utilises involves or comprises the Assets or any part thereof or arises from conduct of the Development Projects. Such right as is granted to the Vendor is a right to acquire the said marketing rights at a consideration to be negotiated, but which in no event shall be more than the then prevailing market rate for such rights, the parties appreciating and intending to take account of the contribution made by the Vendor to the Purchaser's ability to develop, acquire or control the said product, process or technology, including but not limited to the Vendor supplying research and clinical trial materials, and the implementation and transfer of the Know-How, and such other information assistance, and guidance as the Vendor may have supplied. For the avoidance of doubt, the right granted to the Vendor by the Purchaser hereunder shall be a continuing right of first option in respect of each product, process or item of technology so developed, acquired or controlled by the Purchaser, regardless of whether or not the Vendor has exercised the right granted to it in respect of such products, processes or technology previously identified or notified to it.

8        Vendor's further rights and option to acquire rights

8.1 The Purchaser hereby grants irrevocably to the Vendor or its nominee the right to negotiate with the Purchaser (or such other party as might be the beneficial owner thereof) marketing rights for all products, processes or technology (including any commencement of a further Phase in any clinical development thereof), other than in respect of Influenza, which might be identified, developed or come under the control of the Purchaser and which fall within the VR Field and arise as a result of the conduct of the Development Projects. In relation thereto, the Purchaser shall notify the Vendor in writing no later than the first Project Meeting following such products process or technology being developed identified or acquired. The Purchaser shall give the Vendor further notice as soon as reasonably practicable should the Purchaser intend to commercialise any such product process or technology or should the Purchaser be approached by any third party with a view to such commercialisation. The Purchaser shall give the Vendor first option to negotiate in good faith over the rights to such commercialisation. If the Vendor does not wish to take up such rights or terms cannot be agreed in good faith between the Purchaser and the Vendor, the Purchaser shall be entitled to offer such rights to a third party (subject to the other terms of this Agreement) provided that the terms upon which the rights are offered to the third party would not be, if they were offered to the Vendor, more favourable to the Vendor than the terms which were offered to the

         Vendor. If no agreement is reached with any such third party, then upon the rights to such product process or technology being further offered for commercialisation at any later stage of development the Purchaser shall be obliged to offer such rights to the Vendor on a first option basis. In furtherance of the above the Purchaser shall provide the Vendor in confidence with relevant and adequately detailed information regarding any product process or technology to enable the Vendor to evaluate the product process or technology and consider whether and upon what terms it wishes to enter into good faith negotiations with the Purchaser for the commercialisation of the product process or technology. In all dealings in relation to this clause the parties shall act in a timely fashion. Upon the Vendor's request, the Purchaser shall enter such good faith negotiations with the Vendor as contemplated by this clause.

8.2 The Vendor's rights and options contained in clauses 7 and 8 may be assigned by the Vendor without consent to any purchaser of the Vendor's vaccine business or a substantial part thereof, provided that such right to assign is exercised by the Vendor on or before 30 June 1997 after which date the Vendor's right to assign such rights and options shall lapse.

9        Glaxo Wellcome funding option

9.1 The Purchaser acknowledges that the Vendor is currently negotiating with Glaxo Wellcome Plc ("GW") regarding GW agreeing to fund a development programme ("the Programme") to be conducted by the Vendor at Imperial College in respect of Helicobacter Pylori ("the Option"). The Vendor shall continue diligently to pursue the negotiations with GW in respect of agreeing the terms of the Option, such terms to include a right of assignment by the Vendor. Should the Option be granted on terms which permit the assignment of the Option to the Purchaser, then the Vendor, as soon as reasonably practicable, and subject to obtaining necessary consents shall assign the Option to the Purchaser. If such assignment is concluded the Purchaser shall assume all the Vendor's rights and obligations under the Option, but shall subcontract the Programme to the Vendor who will carry out the Programme at no cost to the Purchaser. All monies received by the Purchaser under or in respect of the Option from GW shall be passed forthwith to the Vendor without deduction and shall not be subject to the provisions of clause 14.2. Any benefits arising from exploitation of technology arising from the Programme shall be treated in accordance with clause 14.2. Should the terms of the Option not be agreed between the Vendor and GW or should the terms of the Option not permit assignment to the Purchaser or should consent to the assignment not be obtained, neither the Vendor nor Medeva shall have any obligation to the Purchaser as regards the Option, the funding from GW, the Programme or any income or remuneration arising therefrom. Nothing in this clause 9 shall affect the Purchaser's obligations to the Vendor in respect of clause 14.2.

10       Manufacture by Vendor

10.1 For so long as the Purchaser shall be meeting its obligations regarding the Funding Contribution or for so long as it shall continue to fund the Influenza Project, the Vendor shall continue to supply to the Purchaser for the sole purpose of conducting the Influenza Projects, batches of Influenza virus antigens of such strains and in such quantities as the Vendor might reasonably be expected to supply in accordance with the Purchaser's requests.

10.2 The Vendor's obligations to supply hereunder shall be subject to the Vendor's production commitments and it is acknowledged and agreed by the Purchaser that any such request from the Purchaser does not oblige the Vendor to embark on Influenza virus antigen production chiefly or solely for the purposes of meeting the Purchaser's requirements under this Agreement.

11       Intellectual property

11.1 In consideration of the payment of the IP Management Fee by the Purchaser, as from the Effective Date and for a period of two (2) years thereafter ("the Management Period"), the Vendor shall diligently assume the management of the `A', `B' and `C' Patents, , comprising prosecution and maintenance thereof (including the defence of opposition and revocation proceedings) and shall promptly pay all renewal and other fees and costs thereof actually incurred or where the last due date for payment falls within the Management Period.

11.2 The Vendor shall consult with and keep the Purchaser informed regarding the conduct of the management of the `A', `B' and `C' Patents, , taking account of all reasonable requests of the Purchaser.

11.3 Without prejudice to the generality of clause 11.1 the Vendor shall diligently prosecute to grant all subsisting patent applications within the `A', `B' and `C' Patents, and use its reasonable endeavours to secure the broadest monopoly reasonably obtainable consistent with avoiding serious prejudice to the validity of such granted patents.

11.4     Upon expiry of the Management Period:

11.4.1 the Purchaser shall assume all responsibility for the management of the `A' Patents and shall consult with and keep the Vendor informed regarding the conduct thereof, taking account of all reasonable requests of the Vendor;

11.4.2 the Purchaser shall assume all responsibility for the management, subject to the requirements of the Wellcome Agreement, of the `B' Patents and `C' Patents, with the costs thereof to be borne jointly between the Purchaser and the Vendor. The Purchaser shall consult with and keep the Vendor informed regarding the conduct of the management of the `B' Patents or the `C' Patents thereof taking account of all reasonable requests of the Vendor;

11.4.3 the Vendor shall transfer or make available to the Purchaser all documentation records and information reasonably necessary to enable the Purchaser to assume management of the Patents, other than the `D' Patents;

11.4.4 The parties shall jointly bear any opposition or revocation costs incurred in respect of any of the Patents, other than the `D' Patents.

11.5 Notwithstanding anything to the contrary expressed or implied herein upon the expiry of the Management Period all responsibility for conducting those duties specified in or contemplated in clauses 11.1 to
         11.3 herein shall pass to the Purchaser, subject to the requirements of the Wellcome Agreement, and further provided that the Purchaser shall notify and consult with the Vendor and take into account the Vendor's reasonable requirements in respect of those Patents and Intellectual Property Rights in which the Vendor retains any interest whether by way of ownership, licence, or contingent right to acquire any such rights.

11.6 Any and all Intellectual Property Rights of whatsoever nature arising as a result of the pursuit or development of the Development Projects and/or the use or exploitation of the Assets shall be dealt with as follows:-

11.6.1 all such Intellectual Property Rights other than those arising from the Influenza Project shall be the sole and exclusive property of the Purchaser subject to any licence rights to the Vendor specified in clause 11.7 below;

11.6.2 all such Intellectual Property Rights which arise from or relate to the []* Project shall be the sole and exclusive property of the Vendor.

11.7 The Purchaser shall grant to the Vendor the following licence rights in respect of any such Intellectual Property Rights to which the Purchaser becomes entitled in accordance with clause 11.6.1:

11.7.1 where such Intellectual Property Rights have application in the Hepatitis Field, the Purchaser shall grant to the Vendor an exclusive world wide royalty free irrevocable licence without limit of time and with the right of sub-licence for all uses in the Hepatitis Field.

11.8 Any improvements developed by the Purchaser falling within the scope of the `A', `B' or `C' Patents shall belong to the Purchaser subject to a royalty free irrevocable non-exclusive licence in favour of the Vendor within the Hepatitis Field. Any improvements developed by the Purchaser falling within the scope of the `D' Patents shall belong to the Vendor subject to an exclusive royalty free licence in favour of the Purchaser within the `D' Field. All other improvements shall belong exclusively to the party making the same. Should the Vendor be assigned the `B' Patents or any of them from GW or the proprietor thereof, with the right to assign attached thereto, the Vendor will assign to the Purchaser at the Purchaser's cost any such `B' Patent, subject to any consents restrictions reservations or third party rights attached thereto Any such `B' Patent subject to any such consents, restrictions, reservations or third party rights shall for the purposes of this Agreement be deemed an `A' Patent upon its assignment

12       Interest in Patents


12.1 Following the expiry of the Management Period the Purchaser shall forthwith notify the Vendor should, in respect of any of the `A' Patents, the Purchaser elect to abandon the prosecution of any application in any jurisdiction with the effect that all rights emanating from any application based on or claiming priority from any patent within any patent family denoted by an MPC number referred to in the first column of Schedule 1 in that jurisdiction would be lost leaving no rights outstanding, or the Purchaser elects not to renew any granted patent. Upon receiving such notification from the Purchaser, the Vendor may, within 30 days of receipt of such notice, inform the Purchaser that the Vendor desires such Patent to be assigned to it and the Purchaser shall at the Vendor's cost, and for the consideration of
         (L)1, assign such Patent to the Vendor and shall transfer and or make available to the Vendor all documentation records and information reasonably necessary to enable the Vendor to assume management of any such `A' Patents. Until such assignment is effected and appropriately recorded the Purchaser shall ensure that the said Patent shall be maintained and shall not lapse nor be abandoned.


12.2 In respect of any one or more of the `B' Patents or the `C' Patents, the Purchaser may notify the Vendor in writing at any time during the term of this Agreement that it no longer requires a sub-licence from the Vendor in respect of such Patents whereupon such Patents shall be deemed deleted from Schedule 1 hereto and the Purchaser shall no longer be responsible for any costs related to such Patents and any sub-licence under the relevant Patents shall be deemed revoked. Following service of such written notice the Vendor may in its absolute discretion abandon or otherwise deal with such Patents as it sees fit.


12.3 At any time following the date of this Agreement the Vendor may give notice to the Purchaser that any of the Patents is of no further interest to the Vendor and, within ninety (90) days of receipt of such notice, the Purchaser shall by counter-notice inform the Vendor either that:


12.3.1   the Patent may be abandoned forthwith; or


12.3.2 subject to the Vendor's existing commitments to third parties (if any) the Purchaser desires the Patent to be assigned to it and, subject to the Vendor being free to assign as requested, the Vendor shall at the Purchaser's cost assign such Patent to the Purchaser on terms and conditions to be agreed.

13       Vaccine research unit funding

13.1 The Purchaser hereby agrees to pay to the Vendor by way of contribution to the funding of Medeva's vaccine research unit at Imperial College the Funding Contribution being an amount of one million pounds sterling ((L)1,000,000) payable in two equal yearly instalments of
         (L)500,000 (five hundred thousand pounds) per annum in accordance with clause 4.2.

13.2 The Funding Contribution shall be an unconditional and non-refundable payment by the Purchaser and may be applied by the Vendor and/or Medeva's vaccine research unit as they see fit, provided such application of the Funding Contribution shall be reasonably related to the conduct of research or the acquisition maintenance replacement or repair of facilities of Medeva's vaccine research unit.


14.      Benefits from exploitation

14.1 Should the Purchaser its Affiliates or connected persons license sell or otherwise dispose of or derive in any way any income or revenue from any product process or technology resulting from use of or exploitation in any way of the VR Technology and/or the Development Projects (other than in relation to Helicobacter Pylori which shall be dealt with in accordance with clause 14.2 or the Influenza Projects, which shall be dealt with in accordance with clauses 14.3 and 14.4), the Purchaser shall pay to the Vendor an amount equal to []* of the Net Consideration (as herein defined), whether in money or money's worth, received by the Purchaser its Affiliates or connected persons in respect of any such licence sale disposal use or exploitation. Such percentage of Net Consideration shall be payable by the Purchaser to the Vendor as follows:

14.1.1 where such consideration is payable in a lump sum or by instalments within 30 days of such lump sum or instalment being payable and/or,

14.1.2 where such consideration is payable by way of royalty or in any other manner, within 30 days of the due date for payment of the said royalty or other payment.

14.2 Should the Purchaser its Affiliates or connected persons license sell or otherwise dispose of or derive in any way any income or revenue from Helicobacter Pylori and any product, process or technology in relation thereto, resulting from use of or exploitation in any way of the Assets, the Purchaser shall pay to the Vendor an amount equal to []* of the Net Consideration, whether in money or money's worth, received by the Purchaser its Affiliates or connected persons in respect of any such licence sale disposal use or exploitation. Such percentage of Net Consideration shall be payable by the Purchaser as follows:-

14.2.1 where such consideration is payable in a lump sum or by instalments within 30 days of such lump sum or instalment being payable; and/or

14.2.2 where such consideration is payable by way of royalty or in any other manner, within 30 days of the due date for payment of the said royalty or other payment.

14.3 Should the Vendor its Affiliates or connected persons license sell or otherwise dispose of or derive in any way any income or revenue from any product, process or technology arising from the Influenza Projects the Vendor shall pay to the Purchaser an amount equal to []* of the Net Consideration whether in money or money's worth, received by the Vendor its Affiliates or connected persons in respect of any such licence, sale or other disposal. Such percentage of Net Consideration shall be payable by the Vendor to the Purchaser as follows:-

----------

* This portion of the Exhibit has been omitted pursuant to a request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The Complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

14.3.1 where such consideration is payable in a lump sum or by instalments, within 30 days of such lump sum or instalment being payable and/or

14.3.2 where such consideration is payable by way of royalty or in any other manner within 30 days of the due date for payment of the said royalty or other payment.

14.4 Should in respect of the Influenza Projects the Vendor decide that it does not wish to continue with any or all of the Influenza Projects, or should the Vendor have taken no substantial or effective steps to pursue any or all of the Influenza Projects within a period of twenty four (24) months from the Effective Date, then in any such event the Purchaser shall be entitled to acquire from the Vendor the right to exploit any process, product or technology arising from any such Influenza Project for the sum of []* subject to any third party consents rights or obligations, existing or contingent, in relation thereto. At the Purchaser's request and cost in all things, in relation to any exploitation of output from the Influenza Project acquired by the Purchaser pursuant to this clause 14.4, the Vendor shall where possible and subject to any consents required, grant a sub-licence of the Vendor's rights in the patents and know-how licensed to the Vendor under the Danbiosyst Agreement to any third party nominated by the Purchaser. In such case where the Purchaser has acquired such a right from the Vendor, should the Purchaser its Affiliates or connected persons license, sell or otherwise dispose of or derive in any way any income or revenue from any rights arising from the Influenza Project or any product, process or technology in relation thereto, the Purchaser shall pay to the Vendor an amount equal to []* of the Net Consideration, whether in money or money's worth, received by the Purchaser its Affiliates or connected persons in respect of any such licence, sale or other disposition. Such percentage of Net Consideration shall be payable by the Purchaser as follows:

14.4.1 where such consideration is payable in a lump sum or by instalments, within 30 days of such lump sum or instalment being payable and/or

14.5 where such consideration is payable by way of royalty or in any other manner within 30 days of the due date for payment of the said royalty or other payment.

14.6 "Net Consideration" shall for the purposes of this Agreement mean all gross income or revenue received whether in money or money's worth less:

14.6.1   costs of manufacture; and

14.6.2 reasonable direct sales and marketing costs, but in no event shall there be deducted any costs of development nor deduction of other costs which would have the intention or effect of recovering capital expenditure whether for the Assets or any other assets utilised in the development of the products processes or technology in respect of which such revenue or income is derived; and

14.6.3 any royalty payable under the Maryland Agreement, the Dundee Agreement or the Danbiosyst Agreement.

----------

* This portion of the Exhibit has been omitted pursuant to a request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The Complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

14.7 No payments shall be due from either party under this clause 14 in relation to income derived from the other party nor from the Vendor to the Purchaser in respect of any income received from GW pursuant to the Option.

14.8 For the purposes of this Agreement, "connected persons" shall mean in respect of each party, persons (not being Affiliates) subject to the influence or effective control, whether direct or indirect, of that party or its Affiliates, to the extent that such person is effectively an Affiliate of that party.

15       Guarantee

15.1 In consideration of the Purchaser entering into this Agreement and subject to 15.2 below Medeva hereby guarantees as guarantor but not as primary obligor to the Purchaser the performance and observance by the Vendor in all material respects of its obligations under this Agreement and any agreement or other document entered into with the Purchaser pursuant hereto.

15.2 Nothing in this Agreement shall make the Vendor liable in respect of anything done or omitted to be done on or following the Effective Date by the Purchaser and the Purchaser shall indemnify the Vendor in respect of any liability (which liability shall include without limitation, all losses, costs, claims, expenses, damages, legal and other professional fees and expenses on a party and party basis) which it may incur as a result of anything so done or omitted to be done other than in respect of any liability or indemnity arising in respect of any express provision hereof.

15.3 In consideration of the Vendor entering into this Agreement and subject to 15.4 below Peptide hereby guarantees as guarantor but not as primary obligor to the Vendor the performance and observance by the Purchaser in all material respects of its obligations under this Agreement and any agreement or other document entered into with the Vendor pursuant hereto.

15.4 Nothing in this Agreement shall make the Purchaser liable in respect of anything done or omitted to be done on or following the Effective Date by the Vendor and the Vendor shall indemnify the Purchaser in respect of any liability (which liability shall include without limitation, all losses, costs, claims, expenses, damages, legal and other professional fees and expenses on a party and party basis) which it may incur as a result of anything so done or omitted to be done other than in respect of any liability or indemnity arising in respect of any express provision hereof.

16       Regulations

16.1 The Vendor and the Purchaser acknowledge that the transfer of rights and assets pursuant to this Agreement may constitute a transfer subject to the Regulations and accordingly that the terms and conditions, rights, benefits and obligations of and to some or all of the employees engaged by the Vendor in conducting research in respect of the Assets may transfer pursuant to such regulations to the Purchaser. Accordingly the Purchaser agrees with the Vendor that if for any reason the Regulations should operate so as to transfer the contract of employment of any person employed by the Vendor the Purchaser will indemnify and keep indemnified the Vendor from and against any liability which the Vendor may incur in connection with or arising out of its dismissal of any such person or the termination of the contract of employment relating to any such person or the transfer of the contract of employment of any such person including but not, limited to claims for notice pay, redundancy payments, protective awards, additional awards, compensation for unfair dismissal, sex discrimination and/or race discrimination and damages for breach of contract. Such indemnity shall include all costs and expenses, including legal costs and expenses, reasonably incurred by the Vendor in settling, contesting and dealing with any such claims.

17       Value Added Tax

17.1 The Purchaser shall pay to the Vendor an amount equivalent to the VAT chargeable on the transactions contemplated in this Agreement against the production by the Vendor of the appropriate VAT invoice.

18       Warranties

18.1 The Vendor warrants to the Purchaser that the Warranties, save as set out in the Disclosure Letter, are in all material respects true and accurate and not misleading at the date of this Agreement.

18.2 The Vendor acknowledges that the Purchaser in entering into this Agreement is relying on the Warranties. Save for the Warranties the Purchaser is not relying on any other, undertakings, representations or warranties when entering into this Agreement.

18.3 The rights of and remedies available to the Purchaser in relation to the Warranties shall not be affected by Completion.

18.4 The liability of the Vendor in respect of the Warranties shall be limited by the provisions of Schedule 3.

18.5 The Purchaser warrants that as at the date hereof and save for the Licence Agreement ("the Mochida Agreement") entered into with Mochida Pharmaceutical Company, Limited ("Mochida") the Purchaser has not entered into any arrangements with any third parties pursuant to which such third parties may obtain rights over or in respect of any of the proprietary rights and/or information arising from the performance of or contemplated by this Agreement including but not limited to the Development Projects.

18.6 The Purchaser further warrants that the terms of the Mochida Agreement oblige the Purchaser to negotiate exclusively with Mochida with a view to granting an exclusive licence to Mochida in respect of Japan regarding:

18.6.1 various existing patents in which, prior to the date of this Agreement, the Purchaser had a pre-existing interest; and

18.6.2 other patents filed by or assigned to or exclusively licensed to the Purchaser in its sole name only.

18.7 The Purchaser further warrants that any licence entered into pursuant to the negotiations with Mochida will comply in all respects with all terms conditions and restrictions (whether contractual or otherwise and including any terms in relation to sub-licensing) to which the Purchaser is subject in relation to the Patents or the Know-How, and in so doing the Purchaser will not be in breach of the Mochida Agreement.

19       Restrictive Trade Practices Act

19.1 No provision contained in this Agreement by virtue of which this Agreement is registerable under the Restrictive Trade Practices Act 1976 shall come into effect until the day after the particulars of this Agreement or a memorandum of it have been delivered to the Office of Fair Trading in accordance with the Restrictive Trade Practices Act 1976.


20       Assignment and Sub-Licensing


20.1 The Purchaser may assign any or all of the `A' Patents and the `A' Patent Know-How but not the `A' Patent Know-How independently of the `A' Patent to which it relates with the prior written consent of the Vendor, which consent shall not be unreasonably withheld.


20.2 The Purchaser may license any or all of the `A' Patents and the `A' Patent Know How, but not the `A' Patent Know-How independently of the `A' Patent to which it relates and upon effecting such licences, the Purchaser shall notify the Vendor of the value and effect of the licences, their subject matter, and the identity of the licensees.


20.3     The Purchaser shall not sub-license:


20.3.1 any or all of the Purchaser's rights in the `B' Patents and the `B' Patent Know-How;


20.3.2 any or all of the Purchaser's rights in the `C' Patents and the `C' Patent Know-How;


20.3.3 any or all of the Purchaser's rights in the `D' Patents and the `D' Patent Know-How;


         without first obtaining in each and every case the prior written consent of the Vendor and in respect only of the `B' and `C' Patents and the `B' and `C' Patent Know-How such consent shall not be unreasonably withheld and further provided that the Purchaser shall not sub-license any of the `B', `C' or `D' Patent Know-How independently of the Patents to which it relates.


20.4 The Purchaser shall be prohibited from assigning any or all of its rights under the `B', `C' or `D' Patents or the `B', `C' or `D' Patent Know How, or this Agreement in whole or in part provided that the Purchaser, subject where appropriate to any consents required under the Wellcome Agreement, may otherwise freely assign this Agreement or the benefit of any licences or sub-licences granted hereunder to its Affiliates for so long as they remain such and provided that such companies are registered in England or Wales and/or that the terms of this Agreement will be given effect to and expressed to be enforceable against such assignee within England and Wales and/or the Purchaser and/or Peptide shall guarantee performance of this Agreement and any licence or sub-licence granted hereunder by such Affiliate.

20.5 Each of the Purchaser and the Vendor shall notify the other promptly on completion thereof any assignment, licence or sub-licence effected.


20.6 Any purported assignment or sub-license by the Purchaser in contravention of this clause 20 shall be voidable by the Vendor.

21      Access to Records

21.1 Within such records and other documentation to be retained by the Vendor and/or to be transferred to the Purchaser in accordance with clause 5.5. herein there may be information of a confidential nature or which does not relate exclusively to the Assets in the VR Field. Such information insofar as it is in or comes into the possession of the Purchaser or its employees or agents, and is covered by confidentiality agreements between the Vendor or its Affiliates and third parties shall be subject to the confidentiality provision in clause 30 of this Agreement and, where the terms of such third party confidentiality agreements are known to or are disclosed to the Purchaser it shall ensure that it will not do anything or omit to do anything which if done or omitted to be done by the Vendor or its Affiliates would amount to a breach of such confidentiality agreement.

21.2 Upon request, the Purchaser shall grant to the Vendor access to such records and relevant personnel upon reasonable notice and such information and/or assistance as the Vendor might require shall be provided during normal working hours unless the Purchaser and the Vendor otherwise agree.

22       Announcements

22.1 The parties agree that save for the press announcement in the form to be agreed which shall not be released in any event prior to this Agreement coming into force, no public announcement of any kind shall be made in respect of this Agreement except as specifically agreed in writing between the Vendor and the Purchaser, or except to the extent that an announcement is required by the Stock Exchange. Any announcement by any party shall in any event be issued only after prior consultation with the other.

23       Costs

23.1 All expenses incurred by or on behalf of the parties, including all fees of agents, solicitors and accountants employed by either of the parties in connection with the negotiation, preparation and execution of this Agreement shall be borne solely by the party which incurred them.

24       Further Assurance

24.1 The Vendor hereby agrees at the cost of the Purchaser that it will do all such acts, execute all such documents and the like that may be reasonably necessary to perfect title to the `A' Patents in the name of the Purchaser and to enable the Purchaser to record such assignments in patent offices or equivalent office records and with respect to the `B' Patents, the `C' Patents and the `D' Patents, each party hereby agrees to provide at the other's cost all reasonable assistance to that other to register the licences granted hereunder, where so required or desirable under national laws, in the name of the other and where necessary to execute such confirmatory assignments or short form licences as may be necessary.

25       Taxation

25.1 The Purchaser or the Vendor shall be entitled to deduct or withhold any amounts in respect of taxation which are required by law or practice of the relevant tax authority to be deducted or withheld from any payments made under this Agreement

26       Communications

26.1 All communications between the parties with respect to this Agreement shall be in writing and will be effectively given if delivered to the address of the intended recipient as set out below or sent by facsimile to the intended recipient at the following numbers:




MEDEVA PLC                                  10 St James's Street
                                            London SW1A 1EF
                                            Attn: Company Secretary
                                            Fax:  0171 930 1516

EVANS MEDICAL LIMITED                       Evans House
                                            Regent Park
                                            Kingston Road
                                            Leatherhead
                                            Surrey KT22 7PQ
                                            Attn: Managing Director
                                            Fax:  01372 364 018

PEPTIDE THERAPEUTICS GROUP PLC              321 Cambridge Science Park
                                            Milton Road
                                            Cambridge
                                            CB4 4WG
                                            Attn: Company Secretary
                                            Fax:  01223 423 111



PEPTIDE THERAPEUTICS LIMITED                321 Cambridge Science Park
                                            Milton Road
                                            Cambridge
                                            CB4 4WG
                                            Attn: Company Secretary
                                            Fax:   01223 423 111

         Provided that any party hereto may give notice in accordance with this clause to the other parties hereto of a new address or facsimile number to be used for the purposes of this clause.

26.2 A notice, approval, consent or other communication shall take effect from the time it is received (or, if earlier, the time it is deemed to have been received in accordance with sub-clause 26.3) unless a later time is specified in it.

26.3     A letter or facsimile is deemed to be received:

26.3.1 in the case of a posted letter, unless actually received earlier, on the third (7th, if posted to or from a place outside the United Kingdom) day after posting;

26.3.2 in the case of facsimile, on production of a transmission report from the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient.

27       Entire agreement and schedules

27.1 This Agreement and the Schedules the Disclosures and all documents entered into pursuant hereto shall constitute the entire agreement and understanding between the parties with respect to all matters which are referred to.

27.2     All the Schedules form part of this Agreement.

27.3 This Agreement shall be binding upon each party's successors and assigns.

28       Invalidity

28.1 If any term or provision in this Agreement shall in whole or in part be held to any extent to be illegal or unenforceable under any enactment or rule of law, that term or provision or part shall to that extent be deemed not to form part of this Agreement and the enforceability of the remainder of this Agreement shall not be affected.

29       Proper law

29.1 The construction, validity and performance of this Agreement shall be governed by the laws of England and the parties hereby submit to the non-exclusive jurisdiction of the English Courts.

30       Confidentiality

30.1 The Vendor shall, and shall procure that its Affiliates and employees, agents and contractors, keep confidential any and all confidential information of the Purchaser and shall not disclose the same to any third party without the prior written consent of the Purchaser.

30.2 The Purchaser shall, and shall procure that its Affiliates and employees, agents and contractors, keep confidential any and all confidential information relating to the business of the Vendor or the Assets (save only for such information which relates exclusively to the business of the Purchaser or the Assets assigned or licensed exclusively to the Purchaser) in its possession or knowledge prior to or on the Effective Date or which comes into its possession or knowledge thereafter, including, without limitation, the Excluded Assets, and shall not disclose the same to any third party (other than potential collaborators or licensees/sub-licensees provided such collaborators or licensees/sub-licensees are subject to a duty to retain any such information in confidence on terms no less onerous than those contained herein) without the prior written consent of the Vendor.

30.3     The obligations in clauses 30.1 and 30.2 do not apply to information:

30.3.1   which is in the public domain at the Effective Date;

30.3.2 which comes into the public domain after the Effective Date otherwise than by the act or omission of the recipient; or

30.3.3 which the recipient acquires from a third party (not being an Affiliate of the other party) who did not derive such information from the other party or derived such information from the other party without obligation of confidence; or

30.3.4 which the recipient is required to disclose by law provided that prior to disclosure pursuant to this sub-section the recipient shall, if practicable, give the other party notice of the requirement to make such disclosure and shall, if the other party so requests and subject to the other party indemnifying the recipient in a form reasonably acceptable to the recipient, take such steps as the other party shall require to resist such disclosure or to secure obligations of disclosure from the party to whom disclosure is so required by law.

                                   SCHEDULE 1






[]*

---------

* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

                                   SCHEDULE 2

                                   WARRANTIES


The Vendor hereby warrants and undertakes as at the date hereof to the Purchaser in terms of the Warranties set out below subject to any qualifications fairly disclosed in the Disclosure Letter or the Disclosure Bundle.

(i) the Vendor is the registered proprietor of each of the `A' Patents and the licensee under an exclusive licence within the Human Vaccine Field of the `B' Patents and `C' Patents and `D' Patents;

(ii) as at the Effective Date all renewal and other fees due in respect of the Patents have been duly paid;


(iii) the Vendor is not aware, having made no specific enquiry of any third party, of any prior art which could have a material effect on the validity of the Patents, other than the information disclosed in the files made available to the Purchaser's patent agents prior to the date hereof;


(iv) the Vendor is not aware of any act that it has done that will prevent any application within the `A' Patents and the `B' Patents from proceeding to grant in the US, the European Patent Convention countries and Japan (but no warranty is given that such Patents will be granted);


(v) the Vendor has not granted nor is subject to any licences (including any Licences of Right and/or Compulsory Licence or any other permissions) for use of any of the Patents to any third party;


(vi) the Vendor has not been notified that the exercise by the Vendor of the Patents infringes the rights of any third party;


(vii) the Vendor is entitled to enter into and carry out the provisions of this Agreement and has full power and authority to assign and/or license rights in respect of the Patents and other Intellectual Property as envisaged by this Agreement;


(viii) so far as the Vendors are aware, having made no specific enquiry of any third party, there is no subsisting infringement by any third party of any of the Patents or other Intellectual Property assigned or licensed under this Agreement;


(ix) so far as the Vendors are aware the Disclosure Letter contains true, complete and accurate lists of all documentation in the possession, custody or control of the Vendor, material to establishing the Vendor's acquisition of title to the `A' Patents and the `B' Patents;

(x) so far as the Vendors are aware, the Vendor is not in breach of any material terms of the licences or agreements relating to the Patents licensed and assigned under this Agreement as listed in the Disclosure Letter;


(xi)     []*

(xii)    []*

(xiii)   []*

(xiv)    []*

(xv)     []*

(xvi)    []*

(xvii)   []*

(xviii)  []*


----------

* This portion of the Exhibit has been omitted pursuant to a request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The Complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

                                   SCHEDULE 3
                                   ----------

                                VENDOR PROTECTION
                                -----------------




1 The provisions of this schedule operate to limit the liability of the Vendor under the Warranties and references to `such liabilities' shall be construed accordingly.

2 No liability shall arise in respect of such liabilities unless the amount thereof, where aggregated with the amount of any other claim then or previously made by the Purchaser, exceeds the sum of (L)200,000 in which event the whole of such claims and not merely the excess of (L)200,000 shall be recoverable but subject always to paragraph 3 below.

3 The aggregate liability of the Vendor in respect of such liabilities shall not exceed (L)3,000,000.

4 The Purchaser confirms that it has not entered into this Agreement in reliance upon any representation undertaking or warranty other than the Warranties.

5 In the event that the Purchaser is entitled to claim under any one or more of the Warranties and/or any other provisions of this Agreement, any payments made in respect of any such claim shall pro tanto satisfy and discharge any claim which is capable of being made under any other Warranties and/or such provisions in respect of the same subject matter.

6 No claim shall be brought against the Vendor in respect of any breach of the Warranties unless (i) notice in writing of any such claim including details of the material facts giving rise to the claim and the identity of the Warranty against which the breach is alleged is given to the Vendor as soon as reasonably practicable after the facts giving rise to the claim are known to the Purchaser and (ii) any such notice has been given to the Vendor by the Purchaser prior to the first anniversary of the date of this Agreement.

7 In the event that the Vendor makes any payment in respect of any claim for breach of any Warranties and subsequent to the date of such payment the Purchaser recovers any sum including but not limited to the proceeds of any policy of insurance or receives any benefit which is referable to such payment or to the circumstances giving rise to such claim in respect of which such payment was made then the Purchaser shall forthwith repay to the Vendor such amount that is so recovered or referable not exceeding the amount paid by the Vendor in respect of such claim net of costs of any such recovery or benefit.

                                   SCHEDULE 4
                                   ----------

                                THE ANNOUNCEMENTS
                                -----------------


                                 [TO BE AGREED]

IN WITNESS WHEREOF the duly authorised representatives of the parties have duly executed this Agreement the date first before written.




SIGNED by  GARRY WATTS                         )
for and on behalf of MEDEVA PLC                ) GARRY WATTS
in the presence of:                            )







SIGNED by  GARRY WATTS                         )
for and on behalf of EVANS MEDICAL             ) GARRY WATTS
LIMITED in the presence of:                    )








SIGNED by  JOHN ROBERT BROWN                   )
for and on behalf of PEPTIDE THERAPEUTICS      ) JOHN ROBERT BROWN
LIMITED in the presence of:                    )








SIGNED by JOHN ROBERT BROWN                     )
for and on behalf of PEPTIDE THERAPEUTICS       ) JOHN ROBERT BROWN
GROUP PLC in the presence of:                   )